Exhibit 10.1

AMENDMENT NO. 4 TO UNDERWRITING AGREEMENT

This Amendment is made and entered into this 30th day of December 2019 (the “Amendment”) by and between Boustead Securities, LLC (“Boustead”) and Fuqin Fintech Limited (the “Company”).

BACKGROUND

Boustead and the Company entered into that certain underwriting agreement dated December 10, 2018 and amended on March 29, 2019, April 10, 2019 and July 25, 2019 (the “Underwriting Agreement”). The parties to the Underwriting Agreement wish to amend certain provision of the Underwriting Agreement as set forth in this Amendment. Section 15 of the Underwriting Agreement provides that the Underwriting Agreement may not be modified or amended except in writing duly executed by the parties. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendments to the Underwriting Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

Section 1.1 Amendment. The parties hereto agree that the Underwriting Agreement shall be amended as set forth in this Section 1.1.

The first paragraph of the Underwriting Agreement is hereby amended and restated in its entirety as follows:

“The undersigned, Fuqin Fintech Limited, a Cayman Islands exempted limited liability company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), proposes to issue and sell a minimum of 1,818,182 ordinary shares and a maximum of 3,818,182 ordinary shares of the Company, par value $0.0001 per share (“Ordinary Shares”), at an offering price of $5.50 per share, to investors deemed acceptable by the Company (the “Investors”). The shares of Ordinary Shares to be sold by the Company are collectively called the “Shares.” Boustead Securities, LLC (“Boustead”) has agreed to act on a best efforts basis, in connection with the offering and sale of the Shares as the lead underwriter (the “Lead Underwriter”). Shengang Securities Co., Ltd. has agreed to act on a best efforts basis, in connection with the offering and sale of the Shares as the co-underwriter (the “Co-Underwriter”). The Lead Underwriter and the Co-Underwriter are collectively called the “Underwriters. The Underwriter’s appointment shall commence upon the date of the execution of this Agreement, and shall continue for a period (such period, including any extension thereof as hereinafter provided, being herein called the “Offering Period”) from the effective date (the “Effective Date”) of the Registration Statement through March 31, 2020 (unless extended by the Company and Boustead for an additional 90 days), unless all of the Securities have previously been subscribed for.”

Section 1.2 Entire Agreement. This Amendment along with the Underwriting Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

Section 1.3 Effect. All other terms, conditions, and provisions of the Underwriting Agreement not in conflict with the Amendment, shall remain in full force and effect.

Section 1.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

FUQIN FINTECH LIMITED		BOUSTEAD SECURITIES, LLC

By:	/s/ Richard Chen	By:	/s/ Keith Moore
	Name: Richard Chen		Name: Keith Moore
	Title: CFO		Title: CEO

[signature page to Amendment 4 of Underwriting Agreement between Boustead and Fuqin]